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            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Master Investment Portfolio and the Interestholders of
Active Stock Master Portfolio,
CoreAlpha Bond Master Portfolio,
International Tilts Master Portfolio,
Large Cap Index Master Portfolio,
LifePath(R) 2020 Master Portfolio,
LifePath(R) 2030 Master Portfolio,
LifePath(R) 2040 Master Portfolio,
LifePath(R) 2050 Master Portfolio,
LifePath(R) 2025 Master Portfolio,
LifePath(R) 2035 Master Portfolio,
LifePath(R) 2045 Master Portfolio,
LifePath(R) 2055 Master Portfolio,
LifePath(R) Retirement Master Portfolio,
LifePath(R) Index 2020 Master Portfolio,
LifePath(R) Index 2025 Master Portfolio,
LifePath(R) Index 2030 Master Portfolio,
LifePath(R) Index 2035 Master Portfolio,
LifePath(R) Index 2040 Master Portfolio,
LifePath(R) Index 2045 Master Portfolio,
LifePath(R) Index 2050 Master Portfolio,
LifePath(R) Index 2055 Master Portfolio
LifePath(R) Index Retirement Master Portfolio,
Total International ex U.S. Index Master Portfolio and
U.S. Total Bond Index Master Portfolio:

In planning and performing our audits of the financial statements of Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, International Tilts Master Portfolio, Large Cap Index Master Portfolio, LifePath(R) 2020 Master Portfolio, LifePath(R) 2030 Master Portfolio, LifePath(R) 2040 Master Portfolio, LifePath(R) 2050 Master Portfolio, LifePath(R) 2025 Master Portfolio, LifePath(R) 2035 Master Portfolio, LifePath(R) 2045 Master Portfolio, LifePath(R) 2055 Master Portfolio, LifePath(R) Retirement Master Portfolio, LifePath(R) Index 2020 Master Portfolio, LifePath(R) Index 2025 Master Portfolio, LifePath(R) Index 2030 Master Portfolio, LifePath(R) Index 2035 Master Portfolio, LifePath(R) Index 2040 Master Portfolio, LifePath(R) Index 2045 Master Portfolio, LifePath(R) Index 2050 Master Portfolio, LifePath(R) Index 2055 Master Portfolio, LifePath(R) Index Retirement Master Portfolio, Total International ex U.S. Index Master Portfolio and U.S. Total Bond Index Master Portfolio (each a series of Master Investment Portfolio, hereafter referred to as the "Master Portfolios") as of and for the year ended December 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Master Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Master Portfolios' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Master Portfolios' internal control over financial reporting.

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The management of the Master Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A master portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A master portfolio's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the master portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the master portfolio are being made only in accordance with authorizations of management and trustees of the master portfolio; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a master portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Master Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Master Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Master Portfolios' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of Master Investment Portfolio and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2016

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